UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) August 15, 2000


                            MAXUS REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                     00-13457                    48-1339136
(State or  Other Jurisdiction      (Commission                 (IRS Employer
       of Incorporation)           File Number)              Identification No.)


104 Armour Road, North Kansas City, MO                                    64116
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code               (816) 303-4500

Item 5.  Other Events.

   On August 15,  2000,  the  Registrant  entered  into a  contract  to sell the
Franklin Park Distribution Center, a warehouse and distribution facility ("Franklin Park"), located at 3431 N. Powell Avenue in Franklin Park, Illinois, a suburb west of Chicago, to an unrelated third party, Industrial Holdings, LLC, a Delaware limited liability company ("Industrial"). The sale price is $4,300,000. The contract is subject to a thirty (30) day inspection period, with Industrial having a right to extend this inspection period an additional thirty
(30) days to conduct a Phase II environmental study, pursuant to which Industrial has the right to terminate the contract without liability. The sale is scheduled to close within sixty (60) days after the initial thirty (30) day inspection period. The sale is subject to certain conditions, including but not limited to Industrial obtaining acceptable financing and the Registrant's delivery of title and subordination, non-disturbance and attornment agreements and estoppel letters from all tenants satisfactory to Industrial. There can be no assurance that this transaction will be consummated, but if it is, the Registrant anticipates a gain of approximately $1,000,000.

   A copy of the sale contract is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

   (a) Financial Statements of Business Acquired

       Not applicable.

   (b) Pro Forma Financial Information

       Not applicable.

   (c) Exhibits

       10.1 Real Estate Sale Contract dated August 15, 2000 by and between Maxus Realty Trust, Inc. and Industrial Holdings, LLC.

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

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       Maxus Realty Trust, Inc.



Date: August 25, 2000                                   By: /s/David L. Johnson
                                                            David L. Johnson
                                                            Chairman

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

                            EXHIBIT INDEX TO FORM 8-K


  Exhibit
  Number         Description

  10.1 Real Estate Sale Contract dated August 15, 2000 by and between Maxus Realty Trust, Inc. and Industrial Holdings, LLC.

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